EXHIBIT 10.1 - Order to Cease and Desist

                            UNITED STATES OF AMERICA

                                   Before The

                          OFFICE OF THRIFT SUPERVISION

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In the Matter of:

ALGIERS HOMESTEAD ASSOCIATION
New Orleans, Louisiana

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                            ORDER TO CEASE AND DESIST

                             FOR AFFIRMATIVE RELIEF

          Whereas, Algiers Homestead Association, New Orleans, Louisiana (Algiers or Association), OTS Docket No. 03667, by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Relief (Stipulation); and

          WHEREAS, Algiers, in the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist for Affirmative Relief (Order), pursuant to 12 U.S.C. Section 1818(b)'; and

          WHEREAS, the Deputy Director of the Office of Thrift Supervision
(OTS), pursuant to delegated authority, has delegated to the Regional Directors of OTS the authority to issue Orders to Cease and Desist for Affirmative Relief on behalf of OTS where the Association that is the subject of the Orders has consented to the issuance of the Orders.

          NOW THEREFORE, IT IS ORDERED THAT, Algiers and its directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in, counseling, or aiding and abetting any unsafe or unsound practice or any violation of:

     (a) 12 U.S.C. Sections 1951-1959; Treasury Department's implementing regulations, 31 C.F.R. Part 103; and OTS's implementing regulation, 12 C.F.R. Section 563.177;

     (b) 12 U.S.C. Sections 1601-1693r and implementing regulations, 12 C.F.R. Part 226;

     (c) 42 U.S.C. Sections 4001-4128, and OTS's implementing regulations, 12 C.F.R. Part 572;

     (d)    12 C.F.R. Sections 560.35 and 560. 120;

     (e)    12 C.F.R. Part 535; and

     (f) 12 U.S.C. Sections 280 1-2810, and OTS's implementing regulations, 12 C.F.R. Part 203

All references to the United States Code (U.S.C.) are as amended.

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IT IS FURTHER ORDERED THAT:

                              CORRECTIVE PROVISIONS

 1.  Appointment of Management.

          Within 90 days of the Effective Date of this Order, the Board of Directors of Algiers (Board) shall appoint a qualified, permanent compliance officer to administer and oversee the implementation of consumer compliance policies and procedures at the Association.

 2.  Policies and Procedures.

          Within 120 days of the Effective Date of this Order, the Board shall develop and approve written compliance policies and procedures. These policies and procedures shall address all consumer compliance laws and regulations. The Board shall amend the Association's policies and procedures as directed by the Regional Director of the Midwest Region of OTS or his or her designee (Regional Director).

 3.  Training of Lending Personnel.

          Within 60 days of the Effective Date of this Order, the Board shall develop and implement a plan (a) to provide to all lending personnel the appropriate training in all consumer compliance laws and regulations applicable to the Association's lending function; and (b) to train all lending personnel in the compliance policies and procedures implemented pursuant to Paragraph 2 of this Order.

 4.  Reports to OTS.

          By the 15th day of the end of each quarter, the Association's management shall submit to OTS monthly reports on the progress made by the Association in correcting violations noted in the OTS Compliance Report of Examination dated April. 10, 2000 (ROE), and in developing and implementing, written compliance policies and procedures.

5.    Compliance Management Plan.

          Within 90 days of the Effective Date of this Order, the Board shall establish a plan for internal controls and procedures to ensure conformance with compliance regulations as detailed in the ROE. Such plan shall provide an ongoing monitoring program to assess the effectiveness of compliance controls and an assessment of actions taken to correct previously noted compliance deficiencies. The plan shall also provide for an independent review of the Association's compliance program in accordance with a schedule approved by the Board. The Board shall amend this plan as directed by the Regional Director.

 6.  EEO Training.

          Within 120 days of the Effective Date of this Order, the Association shall provide training regarding Equal Employment Opportunity requirements and OTS Regulation, 12 C.F.R. Section 528.7, to its directors and senior management.

 7.  Truth in Lending -Regulation Z.

All references to the United States Code (U.S.C.) are as amended.

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     (a)    The Association shall comply with all requirements of the Truth in
            Lending Act, 15 U.S.C. Sections 1601-1693r (TILA), and of 12 C.F.R.
            Part 226.

     (b) Within 60 days of the Effective Date of this Order, the Association shall review all outstanding loans made since the last OTS compliance examination, dated June 23, 1997, to determine whether the loans complied with TILA, Regulation Z, and other applicable requirements. Within 90 days of the Effective Date of this Order, the Association shall seek advice of counsel, who has significant experience in consumer lending issues and who has not performed any prior legal work for the Association or its holding company, regarding the appropriate actions to take to correct any deficiency or violation resulting from those loans reviewed pursuant to this paragraph, including, but not limited to, restitution. Within 120 days of the Effective Date of this Order, the Association shall submit a copy of this review to OTS, including a summary of actions taken or to be taken.

     (c) Within 60 days of the Effective Date of this Order, the Association shall pay a total restitution of $2,751 to borrowers for TILA violations noted in the ROE.

 8.  Bank Secrecy Act.

          The Association shall file all Currency Transaction Report forms in compliance with the Bank Secrecy Act, 12 U.S.C. Sections 1951-1959, and in compliance with 12 C.F.R. Section 103.27.

9.   Flood Disaster Protection Act.

     (a) The Association shall comply with all requirements of the Flood Disaster Protection Act, 42 U.S.C. Sections 4001-4128, and with 12 C.F.R. Part 572.

     (b) Within 90 days of the Effective Date of this Order, the Association shall review all outstanding loans made since the last OTS compliance examination, dated June 23, 1997, to determine whether flood determinations were made and, if not, shall make them.

 10. OTS Mortgage Regulations.

     (a) The Association shall comply with all requirements of 12 C.F.R. Sections 560.35(a) and 560.2 10.

     (b) Within 60 days of the Effective Date of this Order, the Association shall review all outstanding loans made since the last OTS compliance examination, dated June 23, 1997, (i) to determine whether adjustable rate mortgages caps were included in the borrowers' contracts; and (ii) to determine whether the appropriate rate adjustments were done. Within 90 days of the Effective Date of this Order, the Association shall seek advice of counsel, who has significant experience in consumer lending issues and who has not performed any prior legal work for the Association or its holding company, about the appropriate actions to take to correct any violations of 12 C.F.R. Sections 560.35(a) and 560.210 or any deficiencies in the borrowers' contracts. Within 120 days of the Effective Date of this Order, the Association shall submit a copy of this review to OTS, including a summary of actions taken or to be taken.

 II. OTS Consumer Credit Practices Regulations.

          The Association shall comply with 12 C.F.R. Section 535.3(b).

All references to the United States Code (U.S.C.) are as amended.

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 12. Home Mortgage Disclosure Act.

          The Association shall collect and record loan data in compliance with the Home Mortgage Disclosure Act, 12 U.S.C. Sections 2801-2810 (H~ADA), and 12 C.F.R. Section 203.4

 13. Supervisory Agreement To Remain in Effect.

          The Supervisory Agreement entered into by the Association and OTS, effective May 18, 2000, remains in full force and effect and is not in any way superseded or modified by the terms of this Order.

14.      Director Responsibility.

          Notwithstanding the requirements of this Order that the Board submit various matters to the Regional Director for the purpose of receiving his approval, non-objection, or notice of acceptability, such regulatory oversight does not derogate or supplant each individual director's continuing fiduciary duty. The Board shall have the ultimate responsibility for overseeing the safe and sound operation of the Association at all times, including compliance with the determinations of the Regional Director as required by this Order.

 15. Compliance with Order.

     (a) The Board and officers of the Association shall take immediate action to cause the Association to comply with the terms of this Order and shall take all actions necessary or appropriate thereafter to cause the Association to continue to carry out the provisions of this Order.

     (b) The Board, on a monthly basis, shall adopt a Board resolution (the Compliance Resolution) formally resolving that, following a diligent inquiry of relevant information (including reports of management), to the best of its knowledge and belief, during the immediately preceding calendar month the Association has complied with each provision of this Order currently in effect, except as otherwise stated. The Compliance Resolution shall: (i) specify in detail how, if at all, full compliance was found not to exist; and (ii) identify all notices of exemption issued by the Regional Director that were outstanding as of the date of its adoption.

     (c) The minutes of the meeting of the Board shall set forth the following information with respect to the adoption of each Compliance Resolution: (i) the identity of each director voting in favor of its adoption; and (ii) the identity of each director voting in opposition to its adoption or abstaining from voting thereon, setting forth each Director's reasoning for opposing or abstaining.

     (d) No later than the 25th Calendar Day of the month following the end of a calendar quarter, beginning with the end of the first calendar quarter following the effective Date of this Order, the Association shall provide to the Regional Director a certified true copy of the Compliance Resolutions adopted at the Board meeting of each month in such calendar quarter. The Board, by virtue of the Association's submission of a certified true copy of each such Compliance Resolution to the Regional Director, shall be deemed to have certified to the accuracy of the statements set forth in each Compliance Resolution, except as provided below. In the event that one or more Directors do not agree with the representations set forth in a Compliance Resolution, such disagreement shall be noted in the minutes of the Association.

     (e) The Board shall promptly respond to any request from OTS for documents that OTS reasonably requests to demonstrate compliance with this Order.

All references to the United States Code (U.S.C.) are as amended.

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                            MISCELLANEOUS PROVISIONS

 16. Definitions.

     (a) All technical words or terms used in this Order and the Stipulation for which meanings are not specified or otherwise provided by the provisions of this Order shall, insofar as applicable, have meanings as defined in Chapter V of Title 12 of the Code of Federal Regulations Home Owners' Loan Act (HOLA), FDJA or OTS Publications. Any such technical words or terms used in this Order and the Stipulation and undefined in said Code of Federal Regulations. HOLA, FDIA, or OTS Publications shall have meanings that are in accordance with the best custom and usage in the savings and loan industry.

     (b) For purposes of this Order, the phrase "Effective Date" shall mean the date upon which OTS, acting through its authorized representative, signs this Order as noted in the caption above.

 17. Successor Statutes, Regulations, Guidance, and Amendments.

          Reference in this Order and the Stipulation to provisions of statutes, regulations, and OTS Publications shall be deemed to include references to all amendments to such provisions as have been made as of the Effective Date of this Order, and references to successor provisions as they become applicable.

 18. Notices.

     (a) Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, waiver, or other document provided or permitted by the Order to be made upon, given or furnished to, delivered to, or filed with:

                (i) OTS, by the Association, shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid or sent via overnight delivery service or physically delivered, in each case addressed to the Regional Director, Office of Thrift Supervision, Department of the Treasury, 122 West Carpenter Freeway, Suite 600, Irving, Texas 75039 or telecopied to 972-281-2001 and confirmed by first class mail, postage prepaid, overnight delivery service or physically delivered, in each case to the above address.

                (ii) The Association by OTS, shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid, or sent via overnight delivery service or physically delivered, in each case addressed to the Association at One Westbank Expressway, New Orleans, Louisiana 70174-6308 or telecopied to 504-367-8223 and confirmed by first class mail, postage prepaid, overnight delivery service or physically delivered, in each case to the above address.



All references to the United States Code (U.S.C.) are as amended.

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     (b)    Notices hereunder shall be effective upon receipt, if by mail, overnight delivery service, or telecopy, and upon delivery, if by physical delivery. If there is a dispute about the date on which a written notice has been received by a party to this Order, then, in the event such notice was sent by the United States mail, there shall be a presumption that the notice was received two Business Days after the date of the postmark on the envelope in which the notice was enclosed.

 19. Duration, Termination or Suspension of Order.

          This Order shall remain in effect until terminated, modified, or suspended in writing by OTS, acting through its Director, its Deputy Director, or the Regional Director (including any authorized designee or successor thereof). The Regional Director, in his or her sole discretion, may, by written notice, suspend, modify, or terminate any or all provisions of this Order.

 20. Time Limits.

          Time limitations for compliance with the terms of this Order run from the Effective Date, unless otherwise noted.

 21. Separability Clause.

          In case any provision in this Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

 22. Incorporation.

          The Stipulation is made a part hereof and is incorporated herein by reference.

 23. No Violations of Law, Rule, Regulation or Policy Statement Authorized; OTS Not Restricted; Relation To State Law.

     (a) Nothing in this Order shall be construed as: (i) allowing the Association to violate any law, rule, regulation, or policy statement to which it is subject; or (ii) restricting or estopping OTS from taking any action(s) that it believes are appropriate in fulfilling the responsibilities placed upon it by law.

     (b) As an association chartered under state law and subject to regulation and supervision by a state regulatory authority, the Association may be subject to various restrictions imposed by the appropriate state regulatory authority. The Association must continue to comply with any such restrictions, notwithstanding the receipt by the Association of authorizations or notices of non-objection of the Regional Director, except to the extent that such restrictions have been deemed to be preempted by federal law or regulation.

 24. Successors in Interest/Benefit.

          The terms and provisions of this Order shall be binding upon, and inure to the benefit of, the parties hereto and their successors in interest. Nothing in this Order, express or implied, shall give to any person or entity,

All references to the United States Code (U.S.C.) are as amended.

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     other than the parties hereto and the Federal Deposit Insurance Corporation
     (FDIC) and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Order. For purposes of this Order, the FDIC will be the successor in interest to OTS for purposes of monitoring compliance with, and enforcing the provisions of, this Order, in the event that Algiers is no longer subject to OTS jurisdiction.

THE OFFICE OF THRIFT SUPERVISION

By:         /S/ SIGNED
         ---------------------------
          Frederick R. Casteel
          Regional Director

         Midwest Region

                            UNITED STATES OF AMERICA

                                   Before The

                          OFFICE OF THRIFT SUPERVISION

------------------------------------------------

In the Matter of:

ALGIERS HOMESTEAD ASSOCIATION,

New Orleans, Louisiana

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                   STIPULATION AND CONSENT TO THE ISSUANCE OF
               AN ORDER TO CEASE AND DESIST FOR AFFIRMATIVE RELIEF

          WHEREAS, the Office of Thrift Supervision (OTS), based upon information derived from the exercise of its regulatory responsibilities, is of the opinion that grounds exist to initiate administrative cease and desist proceedings against Algiers Homestead Association, New Orleans, Louisiana, (Algiers or Association) (OTS Docket No. 3667), pursuant to 12 U.S.C. Section 1818(b).'

          WHEREAS, Algiers desires to cooperate with OTS and to avoid the time and expense of such administrative enforcement proceedings. Without any adjudication on the merits, Algiers neither admits nor denies that grounds exist for an administrative enforcement proceeding and neither admits nor denies the Findings of Fact or opinions and conclusions of OTS, as set forth in Paragraph 2, below. Algiers admits the jurisdiction of OTS as set forth in Paragraph 1, below. Algiers hereby stipulates and agrees to the following:

 1.  Jurisdiction.

     (a)    Algiers is a "savings  association" within the meaning of 12 U.S.C.
            Section 1813(b) and 12 U.S.C. Section 1462(4). Accordingly, it is an "insured depository institution" as that term is defined in 12 U.S.C. Section 18 13(c).

     (b) Pursuant to 12 U.S.C. Section 1813(q), the Director of OTS is the "appropriate Federal banking agency" to maintain administrative enforcement proceedings against such a savings association. Therefore, Algiers is subject to the jurisdiction of OTS to initiate and maintain administrative enforcement proceedings against it pursuant to 12 U.S.C. Section 1818(b). The Deputy Director of OTS, pursuant to delegated authority, has delegated to the Regional Director of the Midwest Region of OTS (Regional Director) the authority to issue orders where the association subject to the order has consented to its issuance.

2.       OTS Findings of Fact.

          OTS finds that, as further discussed in the Report of Examination for the examination of Algiers commenced on April 10, 2000, Algiers has failed to comply with:

     (a) 12 U.S.C. Sections 1951-1959, Treasury Department's implementing regulations, 31 C.F.R. Part 103, and OTS's implementing regulation 12 C.F.R. Section 563.177;


All references to the United States Code (U.S.C.) are as amended.

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     (b)    15 U.S.C. Sections 160 1-1693r and implementing regulations,
            12 C.F.R. Part 226;

     (c) 42 U.S.C. Sections 4001-4128 and implementing regulations, 12 C.F.R. Part 572;

     (d)    12 C.F.R. Sections 560.35 and 560.2 10;

     (e)    12 C.F.R. Part 535; and

     (f) 12 U.S.C. Sections 2801-2810 and implementing regulations, 12 C.F.R. Part 203.14

 3.  Consent.

          The Association consents to the issuance by OTS of the accompanying Consent Order to Cease and Desist for Affirmative Relief (Order). It further agrees to comply with the terms of the Order upon issuance, and stipulates that the Order complies with all requirements of law.

 4.  Finality.

          The Order is issued pursuant to 12 U.S.C. Section 18 18(b). Upon its issuance by OTS, it shall be a final order, effective and fully enforceable by OTS or another appropriate federal banking agency under the provisions of 12 U.S.C. Section 18 18(i).

 5.  Waivers. The Association waives the following:

     (a) the right to be served with a written notice of charges of OTS's charges against it as provided by 12 U.S.C. Section 1818(b);

     (b) the right to an administrative hearing of OTS's charges against it as provided by 12 U. S.C. Section 1818(b);

     (c) the right to seek judicial review of the Order, including, without limitation, any such right provided by 12 U.S.C. Section 1818(h), or otherwise to challenge the validity of the Order;

     (d) the right to assert this proceeding, this consent to issuance of the Order, the issuance of the Order, the payment of any monies, or the provision of any other financial relief as contemplated by the Order, as the basis for a claim of double jeopardy in any pending or future proceeding brought by the United States Department of Justice or any other governmental entity; and

     (e) any and all claims against OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS administrative enforcement matter and/or the Order, whether arising under common law, the Equal Access to Justice Act, 5 U.S.C. Section 504, or 28 U.S.C. Section 2412.

 6.  Other Governmental Actions Not Affected.

          Algiers acknowledges and agrees that its consent to the issuance of


All references to the United States Code (U.S.C.) are as amended.

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     the Order is solely for the purpose of resolving this OTS enforcement matter with regard to the violations set forth in Paragraph 2 hereof to the extent known by the OTS at the time the Order is issued, with the exception of civil money penalty assessments brought under the Flood Disaster Protection Act, 42 U.S.C. Sections 4001-3128. Algiers acknowledges and agrees that its consent to the issuance of the Order (a) does not otherwise release, discharge, compromise, settle, dismiss, resolve, preclude, or in any way affect any actions, charges against, or liability of Algiers that arise pursuant to this action or otherwise, and that may be or have been brought by OTS or another governmental entity, including, but not limited to, actions that may be taken by OTS or any other government entity against institution-affiliated parties with regard to the same or different subject matters; and (b) does not release, discharge, compromise, settle, dismiss, resolve, preclude, or in any way affect any actions, charges against, or other administrative, civil, or criminal proceeding, that may be or has been brought by OTS or another governmental entity against Algiers.

 7.  Agreement for Continuing Cooperation.

          Algiers agrees that, on reasonable notice and without service of a subpoena, it will promptly respond to any written request from OTS for documents that OTS reasonably requests to demonstrate compliance with the Order.

 8.  Miscellaneous.
     -------------

     (a) The construction and validity of this Stipulation and the Order shall be governed by the laws of the United States of America;

     (b) All references to OTS in this Stipulation and the Order shall also mean any of OTS's predecessors, successors, and assigns;

     (c) The section and paragraph headings in this Stipulation and the Order are for convenience only, and such headings shall not affect the interpretation of this Stipulation or the Order;

     (d) The terms of this Stipulation and the Order represent the final agreement of the parties with respect to the subject matters hereof, with the exception of civil money penalty assessments brought under the Flood Disaster Protection Act, 4Z U.S.C. Sections 4001-4128, and constitute the sole agreement of the parties with respect to such subject matters; and

     (e) This Stipulation and the Order shall remain in effect until terminated, modified, or suspended in writing by OTS, acting through its Director, Deputy Director, Regional Director, or other authorized representative.

 9.  Signature of Directors.

          Each Director signing this Stipulation attests that s/he voted in favor of a Board resolution authorizing execution of the Stipulation.

     WHEREFORE, on this fourth day of October, 2000, Algiers, by a majority of its directors, executes this Stipulation and Consent to the Issuance of an Order to Cease and Desist, intending to be legally bound hereby.

ALGIERS HOMESTEAD ASSOCIATION
by a majority of its directors


All references to the United States Code (U.S.C.) are as amended.

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By:  /S/ SIGNED                                /S/  SIGNED
  ------------------------------------------------------------------------------
     Thomas L. Arnold, Director                Janice Humphrey Ray, Director


     /S/ SIGNED                                /S/  SIGNED
--------------------------------------------------------------------------------
     Thu Dang, Director                       Hugh E. Humphrey, III, Director


     /S/ SIGNED                               /S/  SIGNED
--------------------------------------------------------------------------------
     John Gary, Director                      Frank Minor, Director

ACCEPTED on the date of the Order by:

OFFICE OF THRIFT SUPERVISION

By:   /S/ SIGNED

   ------------------------

     Frederick R. Casteel
     Regional Director
     Midwest Region

All references to the United States Code (U.S.C.) are as amended.


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